UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 15, 2006
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-6799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 4 Pages

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01	Entry into a Material Definitive Agreement

Base Salaries. On February 15, 2006, the Compensation and Executive Organization Committee (“Committee”) of the Board of Directors of The Hershey Company (the “Company”) approved the base salaries of the executive officers who will be named in the Company’s 2006 Proxy Statement (“Named Executive Officers”) other than Richard H. Lenny, Chairman of the Board, President and Chief Executive Officer, and on February 16, 2006, the Committee recommended to the Company’s independent directors as a group the base salary for Mr. Lenny, as follows:

Name	Base Salary

Richard H. Lenny	$ 1,100,000
Marcella K. Arline	$ 375,000
Michele G. Buck	$ 400,000
Thomas K. Hernquist	$ 420,000
Burton H. Snyder	$ 435,000
David J. West	$ 485,000

The independent directors as a group approved the recommended base salary for Mr. Lenny on February 16, 2006. Base salaries are effective as of January 1, 2006.

2006 Annual Incentive Program (AIP) Target Goals. On February 15, 2006, the Committee approved the target grants for a 2006 AIP award under the Company's Key Employee Incentive Plan ("Incentive Plan") for executive officers other than Mr. Lenny, and on February 16, 2006, the Committee recommended to the independent directors as a group a target grant for Mr. Lenny’s 2006 AIP award. For executive officers other than Mr. Lenny, the final award is the product of the executive officer’s base salary, the applicable target percentage and a performance score calculated as the sum of a corporate performance score and an individual score. The corporate performance objectives for the Named Executive Officers other than Mr. Lenny are based on the Company’s earnings per share-diluted, consolidated net sales and earnings before interest and taxes (“EBIT”) margin. The range of the target percentages of base salary used in the 2006 AIP target grants for the Named Executive Officers other than Mr. Lenny is 60% to 70%. For Mr. Lenny, the Committee recommended to the independent directors that his final award be calculated on the basis of a contingent target maximum grant. For 2006, the Committee recommended that the independent directors waive the maximum AIP award specified in Mr. Lenny’s March 12, 2001 Executive Employment Agreement and approve a contingent target maximum grant for Mr. Lenny equal to the maximum AIP award available to executive officers under the Incentive Plan with an award at this maximum being contingent upon his achievement of his 2006 corporate performance goal from among the corporate performance objectives for the other Named Executive Officers. The Committee, in its recommendation to the independent directors of a final 2006 AIP award for Mr. Lenny, whether at or below the maximum level, will consider such corporate and individual performance factors it deems relevant. The Committee has the right to adjust the Company’s performance results, if necessary, to take into account extraordinary or unusual items occurring during the performance year, subject, in the case of Mr. Lenny, to the approval of the independent directors as a group. The independent directors as a group approved the Committee’s recommended 2006 AIP target grant for Mr. Lenny on February 16, 2006.

Page 2 of 4 Pages

Performance Stock Unit (PSU) Awards for the 2003-2005 Cycle. The Committee approved PSU awards under the Incentive Plan for the Named Executive Officers other than Mr. Lenny effective February 16, 2006, and recommended to the independent directors as a group a PSU award under the Incentive Plan for Mr. Lenny, as follows:

Name	Performance Stock Unit Award

Mr. Lenny	145,000 units
Ms. Arline	16,500 units
Mr. Hernquist	18,250 units
Mr. Snyder	22,250 units
Mr. West	18,000 units

The independent directors as a group approved the recommended PSU award for Mr. Lenny on February 16, 2006. Ms. Buck was not eligible for a PSU award for the 2003-2005 cycle.

PSUs awarded for the 2003-2005 performance cycle will not be paid out until their normal vesting date on December 31, 2008 or, if earlier, an accelerated vesting date based upon the executive’s retirement, disability or death. If an executive’s employment terminates prior to December 31, 2008 other than by retirement, disability or death, the PSU award will be forfeited. Once vested, the award will be paid in shares of Company Common Stock plus regular dividends from January 1, 2006 to the vesting date.

PSU Grant for the 2006-2008 Cycle. The Committee also approved, effective February 16, 2006, contingent target grants of PSUs under the Incentive Plan for executive officers other than Mr. Lenny, and on February 16, 2006, the Committee recommended to the independent directors as a group a contingent target grant of PSUs under the Incentive Plan for Mr. Lenny, for the 2006-2008 PSU performance cycle. PSU grants are based upon a percentage of the executive officer’s base salary and are earned based upon the Company’s performance relative to certain performance objectives over the three-year cycle. The performance objectives for the 2006-2008 performance cycle are as follows: the Company’s three-year compound annual growth in earnings per share-diluted measured against an internal target and measured against the three-year compound annual growth in earnings per share-diluted of a peer group of 15 food, beverage and consumer packaged goods companies and the cumulative three-year improvement in the Company’s economic return on invested capital measured against an internal target. The total performance score can range from a minimum of 0% to a maximum of 250% based upon each of the performance measurements having a 50% weighted value in the formula. Upon completion of the performance cycle, an award will be paid on the basis of the number of PSUs originally awarded to the executive, the Company’s performance against the performance objectives for the cycle and the value per unit, which is determined at the conclusion of the cycle based upon the average of the daily closing prices of the Common Stock on the New York Stock Exchange in December of the final year of the cycle. The Committee has the right to adjust the Company’s performance results, if necessary, to take into account extraordinary or unusual items occurring during the performance cycle, subject, in the case of Mr. Lenny, to the approval of the independent directors as a group. Awards will be paid only in shares of Common Stock. The independent directors as a group approved the Committee’s recommended contingent target PSU grant for Mr. Lenny on February 16, 2006.

Page 3 of 4 Pages

Stock Option Grants. The Committee approved stock option grants under the Incentive Plan for the executive officers other than Mr. Lenny, and recommended to the independent directors as a group a stock option grant to Mr. Lenny, all such grants to be effective February 16, 2006. The independent directors as a group approved the grant of stock options to Mr. Lenny on February 16, 2006. All such grants were made subject to the Incentive Plan and the Terms and Conditions for stock option grants previously filed with the Securities and Exchange Commission.

Additional information regarding the compensation of the Company’s executive officers will be provided in the Company’s Proxy Statement for the 2006 Annual Meeting of Stockholders, which will be filed in March 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 22, 2006

THE HERSHEY COMPANY
By: /s/ Burton H. Snyder
Burton H. Snyder, Senior Vice President General Counsel and Secretary

Page 4 of 4 Pages